UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 15, 2007 (February 14, 2007)

JK ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-32574	87-0745202
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
4400 Post Oak Parkway, Suite 2530, Houston, Texas 77027
(Address of principal executive offices) (Zip Code)
(713) 978-7557
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Agreement and Plan of Merger
     On February 14, 2007, JK Acquisition Corp. (“JKA”) and Multi-Shot, Inc., a Delaware corporation and wholly-owned subsidiary of JKA (“MSI”), entered into the First Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”) with Multi-Shot, LLC, a Texas limited liability company (“Multi-Shot”), Catalyst/Hall Growth Capital Management Co., LLC, as Members’ Representative (“Members’ Representative”), and the members of Multi-Shot (the “Members”), pursuant to which Multi-Shot will merge with and into MSI (the “Merger”). The Amended Merger Agreement fully amends and restates the Agreement and Plan of Merger, dated September 6, 2006, by and among JKA, MSI, Multi-Shot, Members’ Representative and the Members. Following completion of the Merger, it is anticipated that JKA will change its name to MS Energy Services, Inc. The Board of Directors of MS Energy Services, Inc. and Multi-Shot, Inc. will have representation from the former management of JK Acquisition Corp. and the former members of Multi-Shot, LLC.
     Based in Conroe, Texas, Multi-Shot provides directional drilling services with an established presence in most major onshore producing basins in the U.S. Since its inception in 1980, Multi-Shot has developed into a leading independent service provider that employs a highly skilled and experienced labor force. Multi-Shot owns and operates equipment of the highest standards and maintains a diversified customer base that includes large, U.S. independent exploration and production companies.
     The Merger is expected to be consummated by July 31, 2007, after the required approval by JKA’s stockholders and the fulfillment of certain other conditions, as discussed in greater detail herein and in the Amended Merger Agreement.
     Among other things, the Amended Merger Agreement extends the deadline to complete the contemplated merger to July 31, 2007 (from January 31, 2007) and provides that either party may terminate the Amended Merger Agreement if the merger is not completed by such date. Additionally, the Amended Merger Agreement allows Multi-Shot to pursue negotiations with a private equity investor (the “Investor”) that is expected to become a member of Multi-Shot as part of a contemplated recapitalization transaction, expected to be consummated on or before March 31, 2007. Upon the consummation of the recapitalization transaction, the Investor will become a member of Multi-Shot, and, thus, a party to the Amended Merger Agreement. In the event such recapitalization transaction fails to occur on or before March 31, 2007, for any reason, the Amended Merger Agreement may be terminated by Multi-Shot.
     In connection with the contemplated recapitalization transaction, and pursuant to the terms and conditions of the Amended Merger Agreement, JKA is prohibited from disclosing the name of the Investor until such recapitalization transaction is consummated by Multi-Shot and the Investor.
     The following description summarizes the material provisions of the Amended Merger Agreement. Stockholders should read carefully the Amended Merger Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K. The Amended Merger Agreement contains representations and warranties which JKA, on the one hand, and Multi-Shot and the Members, on the other hand, have made to one another and are for the benefit of such parties only, and may not be relied upon by any other person. The assertions embodied in the representations and warranties contained in the Amended Merger Agreement are qualified by information in disclosure schedules to the Amended Merger Agreement, which we consider nonpublic information. Although JKA does not believe the disclosure schedules contain information the securities laws require JKA to publicly disclose, the disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Amended Merger Agreement.
Merger Consideration
     At closing, the initial merger consideration for all the issued and outstanding membership interests of Multi-Shot is expected to be approximately $120,750,000 (assuming the Third-Party Indebtedness, as such term is defined in the Amended Merger Agreement, of Multi-Shot does not exceed $49,400,000 on the closing date), consisting of the following:
•	13,203,700 shares of JKA common stock (“Parent Shares”);

•	26,407,400 warrants (each warrant may be exchanged for one share of JKA common stock solely pursuant to the grant of an Earnout Award (as defined in the Amended Merger Agreement) pursuant to the Amended Merger Agreement)(“Parent Warrants”); and
•	the assumption of Third-Party Indebtedness, which is expected to be approximately $49,400,000.
     Furthermore, the Members will also be eligible to receive Redemption Liability Shares (as defined in the Amended Merger Agreement) and Redemption Warrants (as defined in the Amended Merger Agreement) if the cash consideration paid by JKA to its stockholders with respect to such stockholders exercising their conversion rights exceeds $3,000,000.
     A portion of the cash currently being held in the trust fund established in connection with JKA’s initial public offering will be used to repay in $15,000,000 in subordinated indebtedness that will be incurred by Multi-Shot in the contemplated recapitalization, and additional portions of the cash may be used to repay all, or a portion of the contemplated $34,400,000 of the other assumed Third Party Indebtedness.
     The form of Parent Warrant and Redemption Warrant to be issued to the Members is attached as Exhibit 10.2 to this Current Report. The Parent Warrants and Redemption Warrants may be exchanged by the Members for additional consideration pursuant to Earnout Awards as determined based upon any future exercise of public warrants by JKA stockholders while JKA common stock is selling at a price greater than $5.00 per share.
     All Parent Shares, Parent Warrants, Redemption Liability Shares, Redemption Warrants and JKA common stock issued pursuant to the exercise of any Parent Warrant or Redemption Warrant in connection with the Merger will be subject to a registration rights agreement which is attached as Exhibit 10.3 to this Current Report.
Escrow Amounts
     At the closing of the Merger, all of the Parent Shares, Parent Warrants, Redemption Liability Shares and Redemption Warrants issued to the Continuing Members (as defined in the Amended Merger Agreement) will be transferred to an escrow agent to secure (i) any post-closing adjustment in the purchase price in JKA’s favor and (ii) the indemnification obligations of the Members, subject to the terms and conditions set forth in the Amended Merger Agreement and escrow agreement.

Closing of the Merger
     The closing of the Merger will take place following the satisfaction of certain customary closing conditions in Amended Merger Agreement, but in no event later than July 31, 2007.
Representations and Warranties
     The Amended Merger Agreement contains customary representations and warranties of each of JKA, Multi-Shot and the Members, as applicable, relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) capitalization, (c) the authorization, performance and enforceability of the Amended Merger Agreement, (d) permits, (e) taxes, (f) absence of undisclosed liabilities, (g) real properties, (h) material contracts, (i) title and condition of assets, (j) absence of certain changes, (k) employee and employee benefit matters, (l) compliance with applicable laws, (m) absence of litigation, (n) environmental matters, (o) warranties and (p) insurance.
     Some of the representations and warranties of JKA, Multi-Shot and the Members are qualified by knowledge of the party, materiality or to the extent a breach does not result in a material adverse effect.
Interim Operations Relating to JKA and Multi-Shot
     Each of JKA and Multi-Shot has agreed to continue to operate its business in the ordinary course prior to the closing of the Merger, to use reasonable efforts to preserve current relationships with customers, employees and suppliers, and additional material covenants including that (i) each party shall obtain all necessary approvals, including stockholder and governmental approvals; (ii) each party shall protect confidential information and maintain the confidentiality of the other’s proprietary information; and (iii) until termination of the Amended Merger Agreement (except as discussed below), not to solicit or accept an offer to enter into a Competing Transaction (as defined in the Amended Merger Agreement).
No Solicitation
     Except with respect to the contemplated recapitalization transaction, Multi-Shot has suspended or terminated, and has the legal obligation to terminate or suspend, all negotiations and discussions of any acquisition, merger, consolidation or sale of all or substantially all of the assets or member interests of Multi-Shot with parties other than JKA. Furthermore, Multi-Shot has agreed, from the date of the Amended Merger Agreement and until the termination of the Amended Merger Agreement, not to, directly or indirectly through any officer, member, manager, employee, representative or agent, solicit, initiate, entertain or encourage any proposal or offer from, or engage in any negotiations with any person other than JKA, or agree to, approve or recommend, any proposal for a Competing Transaction.
     JKA is permitted to receive general inquiries from third parties concerning potential transactions that would be in substitution of or in addition to, the Merger as contemplated by the Amended Merger Agreement, and to conduct preliminary dialogue related thereto. However, JKA may not negotiate, present, or propose related to any presentations or proposals, conditional terms with any third party with respect to any such transaction until the earlier of: (i) the closing of the Merger, or (ii) the termination of the Amended Merger Agreement pursuant to the terms provided therein.
Indemnification
     The Members, jointly and severally, have agreed to hold JKA and its representatives, successors and permitted assigns harmless from any damages, whether as a result of any third party or otherwise, and which arise from or in connection with any breach by the Members or Multi-Shot of any representations, warranties, covenants or obligations under the Amended Merger Agreement. JKA has agreed to hold harmless the Members and Multi-Shot for any breach of JKA’s representations, warranties or covenants under the Amended Merger Agreement. Subject to certain exceptions, claims made against the Members may be asserted only once the aggregate amount of all claims exceeds $500,000. Additionally, subject to certain exceptions, including fraud or willful misrepresentation or misconduct, the aggregate indemnification liability of the Members will not exceed $10,000,000. Most of the representations and warranties of the parties under the Amended Merger Agreement will survive the closing for 18 months; however, certain representations and warranties will survive for longer periods.
     Indemnification claims may be made against JKA only once the aggregate amount of claims exceeds $500,000. Subject to certain exceptions, including fraud or willful misrepresentation or misconduct, the aggregate indemnification liability of JKA will not exceed approximately $17,857,143.
Conditions to the Completion of the Merger
     The obligations of JKA and Multi-Shot are subject to certain customary closing conditions, including the following:
•	no order or injunction enjoining the Merger;

•	no statute, rule, order or decree shall have been enacted or promulgated which would prohibit the Merger or otherwise make the Merger illegal;

•	receipt of certain consents;

•	entering into the registration rights agreement, escrow agreement and certain other agreements;

•	termination of certain Multi-Shot existing plans and agreements;

•	the majority of voting JKA stockholders shall have approved the transactions contemplated by the Amended Merger Agreement and public JKA stockholders owning not more than twenty percent (20%) of JKA’s shares of common stock issued in JKA’s initial public offering and outstanding immediately before the closing shall have exercised their rights to convert their shares into a pro rata share of the trust fund rather than approve the Merger;

•	certain of the officers of Multi-Shot shall have entered into employment agreements;

•	the Members shall have approved the transactions contemplated by the Amended Merger Agreement;

•	all specified waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, if any, shall have expired, and

•	the absence of any action, suit or proceeding challenging or preventing the Merger.
Termination
     The Amended Merger Agreement may be terminated prior to the closing of the Merger upon certain events, including the following:
•	by Multi-Shot if JKA is unable to obtain stockholder approval by July 31, 2007;

•	at any time, by mutual written agreement as duly authorized by the Board of Directors of JKA and the Board of Managers of Multi-Shot;

•	at any time after July 31, 2007, by either Multi-Shot or JKA if the closing shall not have occurred for any reason other than a breach by the terminating party;

•	by JKA or Multi-Shot upon the issuance of any order which is final and nonappealable that would prevent or prohibit the consummation of the Merger;

•	by JKA, if there is a material breach of any representation, warranty or obligation by Multi-Shot under the Amended Merger Agreement that renders the satisfaction of any condition to JKA’s obligations impossible and such breach is not waived by JKA;

•	by Multi-Shot, if there is a material breach by JKA of any representation, warranty or obligation under the Amended Merger Agreement, that renders the satisfaction of any condition to Multi-Shot’s obligations impossible and such breach is not waived by Multi-Shot;

•	by JKA if Multi-Shot’s adjusted or updated Gross Enterprise Value (as defined in the Amended Merger Agreement) as of June 30, 2007 is less than the Gross Enterprise Value as defined in Section 2.01(b)(i) of the Amended Merger Agreement; or

•	by Multi-Shot in the event: (i) the Investor Purchase Agreement (as defined in the Amended Merger Agreement) is not consummated on or before March 31, 2007, or (ii) in the sole reasonable discretion of Multi-Shot, at any earlier date to the extent Multi-Shot does not believe that the Investor Purchase Agreement is likely to be consummated on or before March 31, 2007.
In some cases, in the event that JKA elects to terminate the Amended Merger Agreement, JKA will be liable for certain fees and expenses incurred by Multi-Shot and the Members during the Merger negotiations.
Effect of Termination
   In the event of termination, the Amended Merger Agreement shall become void, there shall be no liability under this Agreement on the part of JKA, MSI or Multi-Shot or any of their respective officers, managers or directors, and all rights and obligations of each party hereto shall cease. Furthermore, if the Amended Merger Agreement is terminated:
•	JKA and MSI are obligated to return all document and work papers obtained from Multi-Shot or the Members;
•	all filings with any government agencies shall be withdrawn, to the extent practicable;

•	certain confidentiality obligations will survive closings; and

•	no party shall be relieved of any liability for willful breach of the Amended Merger Agreement.
Item 3.02 Unregistered Sales of Equity Securities
     As set forth under Item 1.01, the Amended Merger Agreement will, subject to certain conditions, result in the issuance of common stock and warrants without registration under the Securities Act of 1933, as amended. Such sales is expected to qualify for an exemption pursuant to Section 4(2) of the Securities Act of 1933, as amended.
Additional Information and Where to Find It
In connection with the proposed Merger and required stockholder approval, JKA will file with the Securities and Exchange Commission a proxy statement which will be mailed to the stockholders of JKA. JKA’s stockholders are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about the Merger. JKA stockholders will be able to obtain a free copy of such filings at the Securities and Exchange Commission’s internet site (http://www.sec.gov).
JKA and its officers and directors may be deemed to have participated in the solicitation of proxies from JKA’s stockholders in favor of the approval of the Merger. Information concerning JKA’s directors and executive officers is set forth in the publicly filed documents of JKA. Stockholders may obtain more detailed information regarding the direct and indirect interests of JKA and its directors and executive officers in the Merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC.

Item 9.01. Financial Statements and Exhibits
     (d) Exhibits:

Exhibit No.	Description
10.1	First Amended and Restated Agreement and Plan of Merger, dated February 14, 2007, among JK Acquisition Corp., Multi-Shot, Inc., Multi-Shot, LLC, Catalyst/Hall Growth Capital Management Co., LLC and the members of Multi-Shot, LLC

10.2	Form of Parent Warrant and Redemption Warrant

10.3	Form of Registration Rights Agreement among JK Acquisition Corp., Members’ Representative and certain stockholders

99.1	Press Release dated February 15, 2007

SIGNATURES
   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JK ACQUISITION CORP.
Date: February 15, 2007	By:	/s/ James P. Wilson
	Name:	James P. Wilson
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amended and Restated Agreement and Plan of Merger, dated February 14, 2007, among JK Acquisition Corp., Multi-Shot, Inc., Multi-Shot, LLC, Catalyst/Hall Growth Capital Management Co., LLC and the members of Multi-Shot, LLC

10.2	Form of Parent Warrant and Redemption Warrant

10.3	Form of Registration Rights Agreement among JK Acquisition Corp., Members’ Representative and certain stockholders

99.1	Press Release dated February 15, 2007